Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-73810 on Form S-8 of our report dated June 22, 2023, appearing in this Annual Report on Form 11-K of the Eastman Investment and Employee Stock Ownership Plan for the year ended December 31, 2022.

/s/ArmaninoLLP
St. Louis, Missouri
June 22, 2023

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